UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 4, 2019 (March 4, 2019)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 4, 2019, Patrick J. Haveron, Chief Financial Officer and Chief Operating Officer of Maiden Holdings, Ltd. (the “Company”) and Lawrence F. Metz, President and Chief Executive Officer of the Company had a discussion with reporters from the publication “The Insurance Insider” in response to an inquiry by the reporter in connection with a pending article relating to the Company and, in accordance with Regulation FD, the Company is disclosing the below information that was conveyed by the Company in connection with that interview simultaneously to the public.
Mr. Haveron advised the reporters from The Insurance Insider that while the Company’s audited financial statements and risk factors in its Annual Report on Form 10-K for the year-ended December 31, 2018 are not yet final, it is important to note the following:

•	The Company presently expects to have at least $525 million or more in consolidated shareholders’ equity as of December 31, 2018;

•
The Company presently expects its principal operating subsidiary, Maiden Reinsurance Ltd. (“Maiden Bermuda”), to have at least $850 million or more in GAAP shareholder’s equity as of December 31, 2018;

•
The Company has executed a series of measures including the sale of its US treaty reinsurance business to Transatlantic and Enstar, termination of its contracts with AmTrust and other measures (now including the LPT/ADC with Enstar) that have significantly reduced its required capital at both the Operating Company and the Group level.

•
As a result, the Company has cured the breach of Maiden Bermuda’s ECR and this ratio as well as the Group ratios are expected to continue to improve even further in 2019. We referenced this in our January 30, 2019 8-K and affirmed this in our 8-K this morning, even factoring in the fourth quarter results.

•
The Company revised the structure of its loss reserve transaction with Enstar as these remediation measures have led to significant improvements in capital position and solvency ratios that made a smaller deal with ADC protection more appropriate. The Company expects to account for this transaction under the relevant reinsurance accounting rules with risk transfer. This simultaneously provides Maiden with more investable assets and reserve protection which will further support its future profitability and improving solvency ratios.

•
These measures have also enabled the Company to maintain liquidity at its holding companies and the Company can report that Maiden Holdings North America, Ltd. made its scheduled interest payment due March 1, 2019. While the Company’s Board of Directors has elected not to declare the preferred dividends due in the first quarter 2019, it expects to review that decision each quarter.

The Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2018 no later than March 18, 2019.
The information contained in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 4, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary